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                                  EXHIBIT 10.3


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                              EMPLOYMENT AGREEMENT


        THIS AGREEMENT, entered into this 19TH day of August, 1997, by and between EVANS NATIONAL BANK, a national banking corporation with offices at 14-16 North Main Street, Angola, New York, hereinafter referred to as the "Bank," and WILLIAM R. GLASS, residing at 31 Braunview Way, Orchard Park, New York 14127, referred to as the "Employee," for the employment of Employee by the Bank.

        WHEREAS, the parties now wish to update and modify said agreement, the parties hereby agree to the following terms and conditions:


      1.TERM OF EMPLOYMENT: Unless terminated pursuant to the terms of this Agreement, the Bank and Employee agree that the initial term of employment shall be for a period commencing on January 1, 1997, and terminating December 31, 2002. Such term of employment shall be extended for one (1) additional year on or before December 31, 1998, and annually thereafter so that the term of this Agreement and any extensions thereto shall be for five (5) years unless shortened by mutual agreement. In the event the Bank does not extend by June 30th of each year, this agreement will automatically renew for one (1) additional year.

      2.COMPENSATION: Employee shall receive, in exchange for his services, hereunder, the base compensation as fixed annually by the Bank Board of Directors at its January meeting.

      3.DUTIES:

        A) During the term of his employment hereunder, Employee agrees to serve as Senior Vice President of the Bank and be primarily responsible for the management, supervision, and direction of all loan activities, and loan department personnel.

        B) Employee shall devote his full time, energies and attention, during normal business hours (excluding vacation) to the business and affairs of the Bank.

        C) Employee agrees to cooperate with the Bank including taking such reasonable medical examinations, as may be necessary, in the event the Bank shall desire or be required to obtain life insurance insuring Employee's life.

        D) Employee shall, except as otherwise provided herein, be subject to the Bank's rules, practices and policies applicable to the Bank's Executive Employees.

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      4.BENEFITS:

        A) Employee shall participate in all life, disability and medical insurance plans, pensions and other similar plans which the Bank may have or may establish from time to time, in which Employee is eligible to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Bank to establish any such plans or to prevent the Bank from modifying or terminating such plans and no such action or failure thereof shall effect this Agreement.

        B) Employee shall be entitled to vacation as determined by the Board of Directors for all Bank officers.

        C) Employee shall attend such continuing education seminars and obtain membership in such organizations as required by the Board; provided, however, that the Bank shall bear the expenses of such activities.

      5.WORKING AND OTHER FACILITIES. During the term of this Agreement, Employee shall be furnished with such working facilities, secretarial help and other services, as are suitable to his position and adequate for the performance of his duties.

      6.EXPENSES: The Bank will reimburse Employee for reasonable expenses, including automobile and travelling expenses, incurred by him in connection with his employment in the business of the Bank upon the presentation by Employee of appropriate substantiation for such expenses.

      7.CONFIDENTIALITY AND NON-INTERFERENCE: In the course of his employment by the Bank, Employee shall have and has had access to confidential or proprietary data or information of the Bank. Employee shall not at any time, divulge or communicate to any person, nor shall he direct any Bank employee to divulge or communicate to any person (other than to a person bound by confidentiality obligation similar to those contained herein and other than is necessary in performing his duties hereunder) or used to the detriment of the Bank or for the benefit of any other person, any of such data or information. The provisions of this section shall survive Employee's employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential" or "proprietary data or information" as used in this Agreement, shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, computer programs, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary data or information heretofore acquired was received in confidence.

      8.EARLY TERMINATION: Employee's employment hereunder shall terminate prior to the expiration of this Agreement or any. extensions thereof, on the following terms and conditions:

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        A) This Agreement shall terminate automatically on the death of
Employee. Notwithstanding the foregoing, the Bank shall pay to Employee's estate any compensation and reimbursable expenses accrued to the date of his death which otherwise would have been paid to the Employee.

        B) This Agreement shall be terminated, at the Bank's election, if Employee is unable to perform his duties hereunder, for a period of six months
(180) days in any 365 day period (or at such time as the Bank's "salary continuation" insurance becomes effective) by reason of physical or mental disability. For purposes of this Agreement, "physical or mental disability" shall mean Employee's inability, due to health reasons, to discharge properly his duties of employment supported by the opinion of a physician satisfactory to the parties. Should Employee be subsequently able to return to work after termination as provided herein, Bank may in its discretion, employ Employee in the same capacity or in such other capacity as may be mutually agreeable under such terms and conditions as the parties may so agree prior to such return however, Employee shall provide a physicians opinion certifying has ability to return to work.

        C) In the event of PERSONAL DISHONESTY, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INCOMPETENCY on Employee's part, conduct unbecoming a banker, insubordination, or in the event of his deliberate failure to fulfill his obligations under this Agreement, the Board of Directors may terminate this Agreement by giving the Employee two (2) weeks written notice thereof. Such termination shall be effective at the expiration of such two (2) week notice. Thereafter the Bank shall not be obligated under any of the provisions herein, except as required by any statute in effect at that time.

        D) Employee may voluntarily terminate his employment upon giving the Bank four (4) weeks written notice of his decision to terminate. Such a termination shall not constitute a breach of this Agreement; provided, however, that Employee shall be obligated after the date of such termination, to continue to be bound by the conditions outlined in Section 7 hereof.

        E) The parties may mutually agree to terminate this Agreement in writing on such terms as they may determine.

        F) The Bank may terminate Employee's employment without cause and without notice; provided, however, that the Bank shall be obligated to continue to pay Employee's base salary for the longer of three (3) months after the date of such termination or the remainder of the term of the Agreement and provided further that Employee shall be relieved of all further obligations under this Agreement except for provisions pursuant to Paragraph 7.

        G) In the event of a "change of control of the Bank", resulting in a "substantial change in employee's duties", both as defined herein, Employee may, at his option, upon ninety (90) days written notice, terminate his employment and shall be entitled to all benefits due him pursuant to this agreement, including but not limited to salary, for the remainder of this agreement.
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        "Change of Control" shall be defined as the acquisition of 25% or more of the Bank's outstanding shares or such lower percent which may constitute a change in control for Bank regulatory purposes, a change in the composition of a majority of the members of the Board of Directors, a merger or reorganization such that the Bank is not a surviving entity, or the sale of substantially all of the Bank's assets.

        "Substantial Change in Employee's Duties" shall mean a demotion or diminishment of employees job description and responsibilities such as would result in a constructive firing or resignation of employee.

        This paragraph is intended to protect employee in the event of a hostile takeover of the Bank and a reduction of employee's title, position benefits and/or duties in an attempt to force employee to resign.

      9.MODIFICATION: This Agreement constitutes the full and complete understanding of the parties and supersedes all prior agreements an understandings oral or written, between the parties, with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing, signed by the party against which enforcement thereof may be sought.

      10.SEVERABILITY: Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or un-enforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or effecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

      11.WAIVER OF BREACH: The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as a waiver of any subsequent breach.

      12.NOTICE: All notices hereunder shall be in writing and shall be sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, to Employee at his residence as listed in the Bank's records, and to the Bank, c/o Evans National Bank of Angola, 14-16 North Main Street, Angola, New York 14006, Attention: Mr. Richard M. Craig, President and CEO.

      13.ASSIGNABILITY: BINDING EFFECT: This Agreement shall not be assignable by Employee without the written consent of the Board of Directors of the Bank. This Agreement shall be binding upon and inure to the benefit of Employee, his legal representatives, heirs and distributees and shall be binding upon and inure to the benefit of the Bank, its successors and assigns.

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      14.GOVERNING LAW: All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the law of the State of New York.

      15.HEADINGS: The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, parties hereto have set their hands and seals the day and year above written.

                                                EVANS NATIONAL BANK

                                             By /s/Richard M. Craig
                                                -----------------------------
                                                Richard M. Craig, President& CEO

                                                /s/William R. Glass
                                                -----------------------------
                                                William R. Glass